Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FIRST QUARTER ENDED MARCH 31, 2011

FINANCIAL AND OPERATING RESULTS

Highlights

First Quarter 2011:

•                  First Quarter 2011 Funds from Operations (“FFO”) Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.15, Before First Quarter 2011 Losses on Early Extinguishment of Debt, Up 6% Compared to First Quarter 2010 FFO Per Share (Diluted) of $1.09

•                  First Quarter 2011 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.44

•                  Earnings Guidance Range for FFO per Share (Diluted) for the Year Ended December 31, 2011 of $4.52-$4.57

•                  Executed 44 Leases for 552,000 Rentable Square Feet Including 76,000 Rentable Square Feet of Redevelopment and Development Space

•                  First Quarter 2011 GAAP Rental Rate Increase of 1.6% on Renewed/Re-leased Space

•                  GAAP Same Property Net Operating Income up 0.3%

•                  First Quarter 2011 Occupancy of Operating Properties Remains Steady at 94%; First Quarter 2011 Occupancy of Operating and Redevelopment Properties at 89%

•                  Repurchased, in Privately Negotiated Transactions, $96 Million of 3.7% Unsecured Convertible Notes

•                  Extended Maturity Date and Increased Commitments on Unsecured Credit Facility from $1.9 Billion to $2.25 Billion

•                  Closed on a New $250 Million Unsecured Term Loan

•                  Completed Ground-up Development of 1500 Owens Street in Mission Bay, San Francisco Submarket; 96% Occupancy; Awarded LEED® Gold Certification

•                  Acquired 4755 Nexus Center Drive, a Newly and Partially Completed 41,710 Rentable Square Foot Development Project Located in University Town Center in the San Diego Market

•                  Awarded LEED® Gold Certifications for East Tower at Alexandria Center™ for Life Science – New York City and for 199 E. Blaine Street, a Property Located in the Seattle Market

April 2011:

•     Acquired 409 and 499 Illinois Street, a Newly and Partially Completed 453,256 Rentable Square Foot Development Project in Mission Bay, San Francisco, for $293 Million

•     Awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a Property Located in University Town Center in the San Diego Market

PASADENA, CA. – May 4, 2011 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the first quarter ended March 31, 2011.

Financial Results

For the first quarter of 2011, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $63,110,000, or $1.15 per share (diluted), before losses on early extinguishment of debt compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $53,980,000, or $1.09 per share (diluted), for the three months ended March 31, 2010.  Comparing the three months ended March 31, 2011 to the three months ended March 31, 2010, FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 6%, before losses on early extinguishment of debt.  During the quarter ended March 31, 2011, we recognized losses on early extinguishment of debt of approximately $2.5 million related to the repurchases, in privately negotiated transactions, of approximately $96 million of certain of our 3.70% unsecured convertible notes.  Including the losses on early extinguishment of debt, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the quarter ended March 31, 2011, was $60,636,000, or $1.10 per share (diluted).

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER ENDED MARCH 31, 2011 RESULTS

Financial Results (continued)

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended March 31, 2011 and 2010 was $36,707,000 and $29,738,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2011 was $24,365,000, or $0.44 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $20,542,000, or $0.47 per share (diluted), for the first quarter of 2010.

The following table summarizes the significant items that impacted FFO (diluted) during each period presented (dollars in thousands, except per share data):

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$60,636	$58,474	$53,862	$9,840	$53,980
Loss on early extinguishment of debt	2,495	2,372	1,300	41,496	–
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	3,560	–
Impact of unvested restricted stock awards	(21)	(20)	(11)	(333)	–
FFO (diluted), as adjusted	$63,110	$60,826	$55,151	$54,563	$53,980

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	54,973,802	54,893,410	49,864,225	44,904,999	49,654,614

Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	4,808,925	–
Weighted average shares of common stock outstanding for calculating FFO per share (diluted), as adjusted	54,973,802	54,893,410	49,864,225	49,713,924	49,654,614

FFO per share (diluted), as adjusted (1)	$1.15	$1.11	$1.11	$1.10	$1.09

(1)

Due to the loss on early extinguishment of debt recognized in the three months ended June 30, 2010, our FFO results for the three months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the period pursuant to the if-converted method of accounting. Excluding the losses on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three months ended June 30, 2010. For all periods since issuance of the notes in April 2009, except for the three months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

Leasing Activity

For the first quarter of 2011, we executed a total of 44 leases for approximately 552,000 rentable square feet at 30 different properties (excluding month-to-month leases).  Of this total, approximately 334,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 218,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 218,000 rentable square feet, approximately 76,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 142,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 1.6% higher on a GAAP basis than rental rates for the respective expiring leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER ENDED MARCH 31, 2011 RESULTS

Leasing Activity (continued)

As of March 31, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 91% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the credit facilities from $1.9 billion to $2.25 billion, consisting of a $1.5 billion unsecured line of credit (increased from $1.15 billion) and a $750 million unsecured term loan (together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bears interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the revolving credit facility was initially set at 2.4%.  The Applicable Margin for the LIBOR borrowings under the $750 million unsecured term loan was not amended in the Third Amendment and was 1.0% as of March 31, 2011.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the $750 million unsecured term loan remained unchanged at October 2012, assuming we exercise our sole right to extend the maturity date by one year.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

$250 Million Unsecured Term Loan

In February 2011, we closed on a new $250 million unsecured term loan.  The $250 million unsecured term loan bears interest at LIBOR or the specified base rate, plus in either case a margin specified in the loan agreement.  The applicable margin for the LIBOR borrowings under the $250 million unsecured term loan was initially set at 2.0% at closing.  The maturity date for the unsecured term loan is February 2014 and may be extended an additional 11 months at our sole discretion.  The net proceeds from this loan were used to reduce outstanding borrowings on our Unsecured Credit Facility.

3.7% Unsecured Convertible Notes

During the three months ended March 31, 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $98.6 million.  As a result of these repurchases, we recognized losses on early extinguishment of debt of approximately $2.5 million during the first quarter of 2011.  As of May 4, 2011, approximately $205.9 million in principal was outstanding, including $3.6 million of unamortized discount.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER ENDED MARCH 31, 2011 RESULTS

Acquisitions

During the three months ended March 31, 2011, we acquired 4755 Nexus Center Drive, a newly and partially completed development project located in University Town Center in the San Diego market, for approximately $7.4 million.  The property is a vacant 41,710 rentable square foot building in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a stabilized yield on cost on a GAAP and cash basis for this property in the range of 9.0% to 9.5% and 8.0% to 8.5%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011 will be within the following ranges below.  Our earnings outlook reflects certain current assumptions, including higher acquisition expenses, higher interest expense related to the refinancing of a portion of our unhedged outstanding balance under our $750 million unsecured term loan, and other changes in refinancing assumptions.

	2011
FFO per share (diluted)	$4.52 - $4.57	(1)
Earnings per share (diluted)	$2.03 - $2.08	(1)

(1)   Includes losses on early extinguishment of debt recognized in the first quarter of 2011 of approximately $0.05 per share.

The following table provides a summary of our previous guidance for 2011 FFO per share (diluted) and losses on early extinguishment of debt recognized in the first quarter of 2011:

Event	2011 FFO per Share (Diluted)

Guidance range as reported on February 2, 2011 in connection with our fourth quarter and year ended December 31, 2010 earnings call, including losses on early extinguishment of debt recognized in January 2011 of approximately $0.02

$4.58 - $4.68

Losses on early extinguishment of debt:
Recognized in January 2011	$(0.02)
Recognized in February 2011, after issuance of guidance on February 2, 2011	(0.03)
Losses on early extinguishment of debt recognized in the first quarter of 2011	$(0.05)

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER ENDED MARCH 31, 2011 RESULTS

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of March 31, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 26% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; public biotechnology companies represented approximately 21% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 18%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 16% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 12% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Forma Therapeutics, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, May 5, 2011 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2011.  To participate in this conference call, dial (719) 325-4802 and confirmation code 2283227, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, May 5, 2011.  The replay number is (719) 457-0820 and the confirmation code is 2283227.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the first quarter ended March 31, 2011 and this press release are available in the Corporate Information section of our website at www.labspace.com.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER ENDED MARCH 31, 2011 RESULTS

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of May 4, 2011, we had 170 properties aggregating 14.2 million rentable square feet composed of approximately 12.7 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 691,078 rentable square feet undergoing active development.  In addition, our asset base will enable us to grow to approximately 28.3 million rentable square feet through additional ground-up development and other projects of approximately 14.1 million rentable square feet.

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This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2011 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and 2011 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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Alexandria Real Estate Equities, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/11	3/31/10
Revenues
Rental	$106,624	$88,857
Tenant recoveries	32,908	26,564
Other income	777	1,072
Total revenues	140,309	116,493

Expenses
Rental operations	41,081	31,548
General and administrative	9,500	9,479
Interest	17,842	17,562
Depreciation and amortization	36,707	29,712
Total expenses	105,130	88,301
Income from continuing operations before loss on early extinguishment of debt	35,179	28,192

Loss on early extinguishment of debt	(2,495)	–
Income from continuing operations	32,684	28,192

(Loss) income from discontinued operations before gain on sales of real estate	(59)	569
Gain on sales of real estate	–	24
(Loss) income from discontinued operations, net	(59)	593

Net income	32,625	28,785

Net income attributable to noncontrolling interests	929	935
Dividends on preferred stock	7,089	7,089
Net income attributable to unvested restricted stock awards	242	219
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,365	$20,542

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$0.46
Discontinued operations, net	–	0.01
Earnings per share – basic	$0.44	$0.47

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$0.46
Discontinued operations, net	–	0.01
Earnings per share – diluted	$0.44	$0.47

Alexandria Real Estate Equities, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Investments in real estate	$6,145,499	$6,060,821
Less: accumulated depreciation	(647,034)	(616,007)
Investments in real estate, net	5,498,465	5,444,814
Cash and cash equivalents	78,196	91,232
Restricted cash	30,513	28,354
Tenant receivables	7,018	5,492
Deferred rent	123,091	116,849
Investments	88,694	83,899
Other assets	157,366	135,221
Total assets	$5,983,343	$5,905,861

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$787,945	$790,869
Unsecured line of credit and unsecured term loans	1,679,000	1,498,000
Unsecured convertible notes	202,521	295,293
Accounts payable, accrued expenses, and tenant security deposits	283,013	304,257
Dividends payable	31,172	31,114
Total liabilities	2,983,651	2,919,533

Redeemable noncontrolling interests	15,915	15,920

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	250,000
Common stock	551	550
Additional paid-in capital	2,568,976	2,566,238
Retained earnings	360	734
Accumulated other comprehensive loss	(7,193)	(18,335)
Total Alexandria Real Estate Equities, Inc.’s stockholders’ equity	2,942,332	2,928,825
Noncontrolling interests	41,445	41,583
Total equity	2,983,777	2,970,408
Total liabilities, noncontrolling interests, and equity	$5,983,343	$5,905,861

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Unaudited)

Earnings per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the periods below (in thousands, except share and per share data):

	Three Months Ended
	3/31/11	3/31/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$24,365	$20,542
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–
Amounts attributable to unvested restricted stock awards	–	–
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings per share	$24,365	$20,542

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	54,948,345	43,821,765
Effect of assumed conversion and dilutive securities (1):
Assumed conversion of 8% unsecured convertible notes	–	–
Dilutive effect of stock options	19,410	35,748
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings per share	54,967,755	43,857,513

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.44	$0.47
Diluted	$0.44	$0.47

(1)          We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares are dilutive or antidilutive to earnings per share.  For the periods presented, the assumed conversion of our 8% unsecured convertible notes was antidilutive to earnings per share from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and have been excluded from diluted earnings per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below (in thousands, except share and per share data):

	Three Months Ended
	3/31/11 (2)	3/31/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,365	$20,542
Add: Depreciation and amortization	36,707	29,738
Add: Net income attributable to noncontrolling interests	929	935
Add: Net income attributable to unvested restricted stock awards	242	219
Subtract: Gain on sales of property	–	(24)
Subtract: FFO attributable to noncontrolling interests	(1,065)	(1,098)
Subtract: FFO attributable to unvested restricted stock awards	(547)	(530)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	60,631	49,782
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	5	4,194
Amounts attributable to unvested restricted stock awards	–	4
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$60,636	$53,980

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	54,948,345	43,821,765
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	6,047	5,797,101
Dilutive effect of stock options	19,410	35,748
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	54,973,802	49,654,614

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.10	$1.14
Diluted	$1.10	$1.09

(1)          See also note regarding FFO on the following page.

(2)          FFO and FFO per share (diluted) for the quarter ended March 31, 2011 before the significant events impacting comparability was $63.1 million and $1.15 per share, respectively.  See page 2 for additional information.

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.